Financial Statements

For the Years Ended December 31, 2006 and 2005
and Nine Months Ended September 30, 2007 and 2006

Exhibit 99.1
Report of Independent Registered Public Accounting Firm
The Shareholder of Covance Cardiac Safety Services, Inc.
     We have audited the accompanying balance sheets of Covance Cardiac Safety Services, Inc. as of December 31, 2006 and 2005, and the related statements of income, cash flows and stockholder’s equity for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Covance Cardiac Safety Services, Inc. at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.
     As discussed in Note 2 to the financial statements, in 2006 the Company adopted SFAS No. 123(R), “Share-Based Payments” applying the modified prospective method at the beginning of fiscal year 2006.

/s/ Ernst & Young LLP
MetroPark, New Jersey
January 11, 2008

COVANCE CARDIAC SAFETY SERVICES, INC.
BALANCE SHEETS AS OF
DECEMBER 31, 2006 AND 2005

(Dollars in thousands)	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$—	$—
Accounts receivable, net of allowance for doubtful accounts of $50 and $183, respectively	5,172	5,437
Deferred income taxes	212	396
Prepaid expenses and other current assets	452	515

Total Current Assets	5,836	6,348
Property and equipment, net	8,661	8,505
Goodwill, net	14,240	14,240
Deferred income taxes	490	535
Other assets	80	101

Total Assets	$29,307	$29,729

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable and accrued liabilities	$1,990	$2,977
Current portion of due to related parties	—	1,100

Total Current Liabilities	1,990	4,077
Due to related parties	13,935	13,935
Other liabilities	296	287

Total Liabilities	16,221	18,299
Commitments and Contingencies
Stockholder’s Equity:
Preferred stock—Par value $0.01 per share; 7,897,000 shares authorized; no shares issued or outstanding	—	—
Common stock—Par value $0.01 per share; 10,000,000 shares authorized; 4,925,805 shares issued and outstanding	49	49
Paid-in Capital	434	—
Retained earnings	12,603	11,381

Total Stockholder’s Equity	13,086	11,430

Total Liabilities and Stockholder’s Equity	29,307	29,729

The accompanying notes are an integral part of these financial statements.

COVANCE CARDIAC SAFETY SERVICES, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(Dollars in thousands)	2006	2005
Net revenues	$30,875	$38,614

Costs and expenses:
Cost of revenue	20,798	18,360
Selling	3,595	3,428
General and administrative	4,035	3,918

Total costs and expenses	28,428	25,706

Income from operations	2,447	12,908

Interest expense	535	513

Income before taxes	1,912	12,395

Taxes on income	690	4,384

Net income	$1,222	$8,011

The accompanying notes are an integral part of these financial statements.

COVANCE CARDIAC SAFETY SERVICES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(Dollars in thousands)	2006	2005
Cash flows from operating activities:
Net income	$1,222	$8,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,071	1,770
Non-cash compensation expense associated with stock compensation plans	434	—
Deferred income tax	229	(538)
Changes in operating assets and liabilities:
Accounts receivable	265	511
Accounts payable and accrued liabilities	(987)	(323)
Other assets and liabilities, net	93	(130)

Net cash provided by operating activities	4,327	9,301

Cash flows from investing activities — capital expenditures	(3,227)	(6,764)

Cash flows from financing activities — net change in due to related parties	(1,100)	(2,537)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of year	—	—

Cash and cash equivalents, end of year	$—	$—

The accompanying notes are an integral part of these financial statements.

COVANCE CARDIAC SAFETY SERVICES, INC.
STATEMENTS OF STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

				Total
	Common	Paid-in	Retained	Stockholder’s
(Dollars in thousands)	Stock	Capital	Earnings	Equity
Balance, January 1, 2005	$49	$—	$3,370	$3,419
Net income	—	—	8,011	8,011

Balance, December 31, 2005	$49	—	11,381	11,430
Net income	—	—	1,222	1,222
Stock based compensation	—	434	—	434

Balance, December 31, 2006	$49	$434	$12,603	$13,086

The accompanying notes are an integral part of these financial statements.

COVANCE CARDIAC SAFETY SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
(Dollars in thousands, unless otherwise indicated)
1. Organization and Description of the Business
     Covance Cardiac Safety Services, Inc. (“Cardiac Safety Services” or the “Company”) is an indirect wholly-owned subsidiary of Covance Inc. (“Covance”), a leading drug development services company. Cardiac Safety Services processes electrocardiograms (“ECG’s”) in a digital environment as part of clinical trials of pharmaceutical candidates for the pharmaceutical and biotechnology industries. Cardiac Safety Services operations constitute one segment for financial reporting purposes.
2. Summary of Significant Accounting Policies
     Allocation of Costs from Covance
     Although Cardiac Safety Services operates largely independent from Covance, certain costs have been included in these financial statements which were not incurred directly by Cardiac Safety Services. These costs represent either direct consumption-based charges from Covance or an allocation of a portion of administrative costs incurred at Covance on behalf of its subsidiaries. Direct consumption-based charges relate to information technology services costs including application development, applications support, telecommunications charges and other infrastructure costs. Such direct consumption-based information technology costs were $3.4 million and $2.3 million, net of amounts capitalized for applications development of $0.3 million and $2.3 million for 2006 and 2005, respectively. Administrative costs allocated to Cardiac Safety Services for 2006 and 2005 aggregated $0.8 million and $0.7 million, respectively, and consist primarily of allocated centralized human resource, marketing, legal and executive management oversight. Although the method of allocation was based upon an estimate of the effort expended at Covance in these areas on behalf of Cardiac Safety Services and is believed to be reasonable by management, the amounts allocated do not necessarily reflect the amount of expenses that would have been incurred by Cardiac Safety Services on a stand-alone basis.
     Use of Estimates
     These financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), which requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from these estimates.
     Financial Instruments
     The fair value of accounts receivable, accounts payable and accrued expenses approximate their carrying amounts as reported at December 31, 2006 and 2005.

     Accounts receivable represent amounts due from Cardiac Safety Services customers who are concentrated in the pharmaceutical and biotechnology industries. Cardiac Safety Services endeavors to monitor the creditworthiness of its customers to which it grants credit terms in the ordinary course of business. Although Cardiac Safety Services customers are concentrated within these two industries, management considers the likelihood of material credit risk as remote. Historically, bad debts have been immaterial.
     Property and Equipment
     Property and equipment are recorded at cost. Depreciation and amortization are provided on the straight-line method at rates adequate to allocate the cost of the applicable assets over their estimated useful lives, which generally range from ten to forty years for buildings and improvements, three to ten years for equipment, furniture and fixtures and three to five years for computer hardware and software. Leasehold improvements are capitalized and amortized on a straight-line basis over the shorter of the estimated useful life of the improvement or the associated remaining lease term. The cost of computer software developed or obtained for internal use is accounted for in accordance with the Accounting Standards Executive Committee’s Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Repairs and maintenance are expensed as incurred.
     Goodwill
     Goodwill represents costs in excess of the fair value of net tangible and identifiable net intangible assets acquired in business combinations. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, Cardiac Safety Services performs an annual test for impairment of goodwill during the fourth quarter. This test is performed by comparing the carrying value of Cardiac Safety Services to its fair value. Cardiac Safety Services assesses fair value based upon its estimate of the present value of the future cash flows that it expects to generate. The annual test for impairment performed for 2006 and 2005 did not identify any instances of impairment.
     Impairment of Long-Lived Assets
     Cardiac Safety Services assesses impairment of long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Assessments of the recoverability of long-lived assets are conducted when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based upon the ability to recover the asset from the expected future undiscounted cash flows of related operations. No events have been identified that caused an evaluation of the recoverability of the long-lived assets for the years ended December 31, 2006 and 2005.

     Revenue Recognition
     Cardiac Safety Service’s net revenues are earned under contracts, which range in duration from a few months to a few years. Revenue is recognized as services are performed. Changes in the scope of work generally result in a renegotiation of contract pricing terms. Renegotiated amounts are not included in net revenues until earned and realization is assured. Costs are not deferred in anticipation of contracts being awarded, but instead are expensed as incurred. Most contracts may be terminated early by the client upon notice. These contracts typically require payment to Cardiac Safety Services for fees earned to date as well as for expenses to wind down the study.
     Costs and Expenses
     Cost of revenue includes direct labor and related benefit charges, other direct costs, and a portion of facility charges and information technology costs and excludes depreciation and amortization. Selling, general and administrative expenses consist primarily of administrative payroll and related benefit charges, advertising and promotional expenses, administrative travel and a portion of facility charges and information technology costs and excludes depreciation and amortization. Cost of advertising is expensed as incurred.
     Income Taxes
     Cardiac Safety Services uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. The effect on deferred taxes of a change in enacted tax rates is recognized in income in the period when the change is effective. See Note 5.
     Stock Based Compensation
     Covance sponsors several stock-based compensation plans pursuant to which eligible employees of Cardiac Safety Services have been granted non-qualified stock options and restricted stock awards. See Note 8.
     Through the year ended December 31, 2005, the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (“SFAS 123”) was applied, and, accordingly, awards under these plans were accounted for pursuant to the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB 25”) and related Interpretations, as permitted by SFAS 123. Under APB 25, no compensation expense was recorded in the financial statements for stock option grants, as all options have been granted with an exercise price equal to the market value of the underlying common stock on the date of grant. Additionally, no compensation expense was recorded in the financial statements for shares purchased by Cardiac Safety Services employees under Covance’s Employee Stock Purchase Plan as that plan was considered to be non-compensatory under APB 25.

     Effective January 1, 2006, the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) were adopted using the modified prospective transition method. SFAS 123R revises SFAS 123, supersedes APB 25, and amends Statement of Financial Accounting Standards No. 95, Statement of Cash Flows. Under the modified prospective transition method, compensation expense is recognized in the financial statements on a prospective basis for (a) all share-based awards granted prior to, but not vested as of January 1, 2006, based upon the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and (b) share-based awards granted on or subsequent to January 1, 2006, based upon the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The grant-date fair value of awards expected to vest is expensed on a straight-line basis over the vesting period of the related awards. Under the modified prospective transition method, results for prior periods are not restated.
     Recently Issued Accounting Standards
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, (“SFAS 157”). SFAS 157, which applies whenever other standards require (or permit) fair value measurement, defines fair value and provides guidance for using fair value to measure assets and liabilities. SFAS 157 also requires expanded disclosures about the extent to which companies measure assets and liabilities at fair value, the information used in those measurements, and the effect of fair value measurements on earnings. Cardiac Safety Services will be required to adopt SFAS 157, which is effective for fiscal years beginning after November 15, 2007, no later than the quarter beginning January 1, 2008. Cardiac Safety Services is currently in the process of evaluating SFAS 157, and has not yet determined the impact, if any, SFAS 157 will have on its results of operations or financial position.
     In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 (“FIN 48”). This authoritative interpretation clarifies and standardizes the manner by which companies will be required to account for uncertain tax positions. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006. The adoption of FIN 48, which was made as of January 1, 2007, did not have a material impact on results of operations or financial position.
3. Property and Equipment
     Property and equipment at December 31, 2006 and 2005 consist of the following:

	2006	2005
Property and equipment at cost:

Equipment	$9,901	$9,788
Computer hardware and software	9,512	6,982
Furniture, fixtures & leasehold improvements	1,207	1,553
Construction-in-progress	608	1,838

	21,228	20,161
Less: Accumulated depreciation and amortization	(12,567)	(11,656)

Property and equipment, net	$8,661	$8,505

     Depreciation and amortization expense aggregated $3,071 and $1,770 for 2006 and 2005, respectively.

4. Goodwill
     Goodwill, net of accumulated amortization of $2.7 million, aggregated $14.2 million at both December 31, 2006 and 2005.
5. Taxes on Income
     Cardiac Safety Services has been included in the consolidated Federal income tax return filed by Covance. Cardiac Safety Services has historically computed its Federal and state income tax provision on a separate return basis and includes the Federal and state income tax liabilities so computed in its due to related parties. The components of income before taxes and the related provision (benefit) for taxes on income for 2006 and 2005 are as follows:

	2006	2005
Income before taxes	$1,912	$12,395

Federal income taxes:
Current provision	$453	$4,866
Deferred provision (benefit)	226	(531)
State and other income taxes:
Current provision	8	56
Deferred provision (benefit)	3	(7)

Total Income tax provision	$690	$4,384

     The differences between the provision for income taxes and income taxes computed using the Federal statutory income tax rate for 2006 and 2005 are as follows:

	2006	2005
Taxes at statutory rate	35.0%	35.0%
State and local taxes, net of Federal benefit	0.4	0.3
Other, net	0.7	0.1

Total	36.1%	35.4%

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005
Current deferred tax asset—Liabilities/expenses not currently deductible	$212	$396

Non-current deferred tax asset:
Property and equipment	271	433
Liabilities/expenses not currently deductible	219	102

Total non-current deferred tax asset	$490	$535

     As of December 31, 2006, the non-current deferred tax asset includes the tax impact of stock-based compensation expense under SFAS 123R not currently deductible, in the amount of $322 ($208, net of tax).
6. Employee Benefit Plans
     Cardiac Safety Services employees are eligible to participate in one of Covance’s defined contribution plans, depending on the plan offered at their location. Aggregate company matching contributions to these plans for Cardiac Safety Services employees aggregated $408 and $355 for 2006 and 2005, respectively.
7. Significant Customers
     For the year ended December 31, 2006, Cardiac Safety Services had one customer which accounted for approximately 11% of its net revenue. For the year ended December 31, 2005, Cardiac Safety Services three largest customers accounted for 43% of its net revenues: the largest accounting for approximately 16%; the second largest accounting for approximately 14%; and the third largest accounting for approximately 13%. Two customers comprised 22% of our net accounts receivable at December 31, 2006 and one customer comprised 27% of our net accounts receivable at December 31, 2005.
8. Stockholder’s Equity
     Stock Compensation Plans
     Covance sponsors several stock-based compensation plans pursuant to which eligible employees of Cardiac Safety Services have been granted non-qualified stock options and restricted stock awards of Covance stock.
     Effective January 1, 2006, the fair value recognition provisions of SFAS 123R were adopted using the modified prospective transition method. SFAS 123R revises SFAS 123 and supersedes APB 25. Under the modified prospective transition method, compensation expense is recognized in the financial statements on a prospective basis for (a) all share-based awards granted prior to, but not vested as of January 1, 2006, based upon the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and (b) share-based awards granted on or subsequent to January 1, 2006, based upon the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The grant-date fair value of awards expected to vest is expensed on a straight-line basis over the vesting period of the related awards. Under the modified prospective transition method, results for prior periods are not restated.

     As a result of the adoption of SFAS 123R, results of operations for the year ended December 31, 2006 include $434 ($280 net of tax benefit of $154) of stock-based compensation expense, $290 of which has been included in cost of revenue and $141 of which has been included in general and administrative expenses.
     Prior to January 1, 2006, Cardiac Safety Services followed the disclosure-only provisions of SFAS 123 and, accordingly, accounted for awards under its share based compensation plans pursuant to the recognition and measurement principles of APB 25 and related Interpretations, as permitted by SFAS 123. Under APB 25, no compensation expense was recorded in the financial statements for stock option grants, as all options have been granted with an exercise price equal to the market value of the underlying common stock on the date of grant. Additionally, no compensation expense was recorded in the financial statements for shares purchased by employees under the Covance’s Employee Stock Purchase Program as that plan was considered to be non-compensatory under APB 25. The following table illustrates the effect on net income and earnings per share for the year ended December 31, 2005 had Cardiac Safety Services applied the fair value recognition provisions of SFAS 123 to all of its stock-based employee compensation plans.

2005
Net income, as reported	$8,011
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(223)

Pro forma net income	$7,788

     Options—The exercise period for stock options granted under Covance’s stock compensation plans is ten years from the date of grant. The vesting period for stock options granted under Covance’s stock compensation plans is generally two years from the date of grant. The grant-date fair value of stock option awards is estimated using an option pricing model. For stock options granted prior to January 1, 2006, the Company used the Black-Scholes-Merton option pricing formula to estimate the grant-date fair value of such awards. For stock options granted on or subsequent to January 1, 2006, the Company is using the Lattice-Binomial option pricing formula to estimate the grant-date fair value of stock option awards. The Company changed to the Lattice-Binomial option pricing formula as it believes such formula may result in a better estimate of fair value than the Black-Scholes-Merton formula. In order to estimate the grant-date fair value, option pricing models require the use of estimates and assumptions as to (a) the expected term of the option, (b) the expected volatility of the price of the underlying stock, (c) the risk-free interest rate for the expected term of the option and (d) pre-vesting forfeiture rates. The expected term of the option is based upon the contractual term, taking into account expected employee exercise and expected post-vesting employment termination behavior. The expected volatility of the price of the underlying stock is based upon the historical volatility of the Company’s stock computed over a period of time equal to the expected term of the option. The risk free interest rate is based upon the implied yields currently available from the U.S. Treasury zero-coupon yield curve for issues with a remaining duration equal to the expected term of the option. Pre-vesting forfeiture rates are estimated based upon past voluntary termination behavior and past option forfeitures.

     The following table sets forth the weighted-average assumptions used to calculate the fair value of options granted for the years ended December 31, 2006 and 2005:

	2006	2005
Expected stock price volatility	44%	44%
Risk free interest rate(s)	3.9%-4.5%	3.7%
Expected life of options (years)	4.3	5.0
     The following table sets forth the stock option activity relating to Cardiac Safety Services employees as of and for the year ended December 31, 2006:

			Weighted Average
	Number of	Weighted	Remaining	Aggregate
	Shares	Average Price	Contractual Life	Intrinsic Value
Options outstanding, December 31, 2005	55,533	$33.73
Granted	9,330	$57.27
Exercised	(30,509)	$31.28
Forfeited	(10,055)	$49.57

Options outstanding, December 31, 2006	24,299	$39.33	7.8 years	$476

Vested & unvested expected to vest, December 31, 2006	22,234	$38.60	7.7 years	$452
Exercisable at December 31, 2006	11,157	$22.88	6.6 years	$357
     The weighted-average grant-date fair value per share of options granted during 2006 and 2005 were $22.91 and $19.42, respectively. As of December 31, 2006, the total unrecognized compensation cost related to non-vested stock options granted was $217 and is expected to be recognized over a weighted average period of 1.1 years.
     The following table sets forth the aggregate intrinsic value of options exercised and the aggregate grant-date fair value of shares which vested during 2006 and 2005:

	2006	2005
Aggregate intrinsic value of options exercised	$903	$263
Aggregate grant-date fair value of shares vested	$353	$223
     Cash proceeds from stock options exercised are paid to Covance and the tax deduction resulting therefrom is taken by Covance in its consolidated tax return

     Restricted Stock Awards—Restricted stock awards are subject to a three year service condition. The grant-date fair value of restricted stock, which has been determined based upon the market value of Covance common stock on the grant date, is expensed over the vesting period net of estimated forfeitures.
     The following table sets forth the restricted stock activity relating to Cardiac Safety Services employees as of and for the year ended December 31, 2006:

	Restricted Stock
		Weighted
	Number of	Average Grant
	Shares	Date Fair Value
Nonvested at December 31, 2005	0
Granted	7,325	$57.66
Forfeited	(1,390)	$56.18

Nonvested at December 31, 2006	5,935	$58.01

     As of December 31, 2006, the total unrecognized compensation cost related to non-vested restricted stock awards was $296. This cost is expected to be recognized over a weighted average period of 2.5 years.
     Employee Stock Purchase Plan—Cardiac Safety Services employees are eligible to participate in Covance’s employee stock purchase plan (the “ESPP”). The ESPP is intended to give Covance employees (including those of Cardiac Safety Services) the opportunity to purchase shares of Covance common stock through payroll deductions. Under this plan, shares of Covance common stock can be purchased by employees at a price equal to 85% of the lower of the market value of such common stock on the first or last day of each calendar quarter. During 2006 and 2005, a total of 3,468 shares and 4,075 shares, respectively, of Covance common stock were issued under the ESPP to employees of Cardiac Safety Services.
9. Related Party Transactions
     Cardiac Safety Services participates in Covance’s centralized treasury and cash management processes. Cash received from operations is swept on a daily basis to a concentration account maintained by Covance, while cash disbursements for operations and capital expenditures are funded as needed by Covance.
     Although Cardiac Safety Services operates largely independent from Covance, certain costs have been included in these financial statements which were not incurred directly by Cardiac Safety Services. These costs represent either direct consumption-based charges from Covance or an allocation of a portion of administrative costs incurred at Covance on behalf of its subsidiaries. Direct consumption-based charges relate to information technology services costs including application development, applications support, telecommunications charges and other infrastructure costs. Such direct consumption-based information technology costs were $3.4 million and $2.3 million, net of amounts capitalized for applications development of $0.3 million and $2.3 million for 2006 and 2005, respectively. Administrative costs allocated to Cardiac Safety Services for 2006 and 2005 aggregated $0.8 million and $0.7 million, respectively, and consist primarily of allocated centralized human resource, marketing, legal and executive management oversight. Although the method of allocation was based upon an estimate of the effort expended at Covance in these areas on behalf of Cardiac Safety Services and is believed to be reasonable by management, the amounts allocated do not necessarily reflect the amount of expenses that would have been incurred by Cardiac Safety Services on a stand-alone basis.
     Due to related parties at December 31, 2006 and 2005 totaled $13.9 million and $15.0 million, respectively. Included in these amounts is $16.9 million at both December 31, 2006 and 2005 resulting from the pushdown of goodwill associated with Covance’s acquisition of Cardiac Safety Services. The remaining activity giving rise to these intercompany balances resulted from the operation of Covance’s centralized treasury and cash management functions, the allocation of costs from Covance to Cardiac Safety Services, both as discussed above, and from the consolidated tax return filings (see Note 5). Interest expense associated with these intercompany balances is only reflected in these financial statements to the extent that interest was actually charged by Covance in its management accounts. In each of 2006 and 2005, Cardiac Safety Services recorded interest expense totaling $0.5 million associated with these intercompany balances. Covance does not require repayment of the long-term portion of these intercompany balances within the next 12 months. In connection with the sale of Cardiac Safety Services on November 28, 2007 (see Note 11), these intercompany balances were settled.
     Cardiac Safety Services has, in the ordinary course of business, been engaged by Covance (or other of Covance’s subsidiaries) to perform ECG testing services for certain of Covance’s pharmaceutical clients (where Covance is managing the associated clinical trial for those customers). In 2006 and 2005, Cardiac Safety Services recorded revenue totaling $2.5 million and $2.4 million, respectively, associated with these ECG testing services. All amounts invoiced as by Cardiac Safety Services to Covance or to any Covance subsidiaries, as well as payments relating to such amounts invoiced, were processed through intercompany accounts (due to related parties), and accordingly, were excluded from trade accounts receivable.
10. Commitments and Contingencies
     Cardiac Safety Services is obligated under non-cancelable operating leases, primarily for its facility as well as certain of its ECG equipment. These leases generally contain customary scheduled rent increases or escalation clauses and renewal options. Minimum annual rental commitments under these operating leases as of December 31, 2006 are as follows:

Year ending December 31,
2007	$2,429
2008	$891
2009	$896
2010	$922
2011	$922
2012 and Beyond	$1,722

     Operating lease rental expense aggregated $2,011 and $1,951 for 2006 and 2005, respectively.
11. Subsequent Event
     On November 28, 2007, Covance sold all of the outstanding common stock of Cardiac Safety Services to eResearch Technology, Inc. for an initial cash payment of approximately $35 million plus additional cash payments of up to approximately $14 million, based upon eRT’s realization of revenue from backlog transferred as well as from revenues generated from new contracts secured during the first three years of a long-term marketing agreement executed contemporaneously with the sale.